Exhibit 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors
      Mac Filmworks, Inc.
      Shreveport, Louisiana


We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated March 9, 2004 included herein for the two years ended December 31, 2003 and the period from November 22, 1994 (Inception) through December 31, 2003.

We also consent to the references to us under the heading "Experts" in such Document.

October 26, 2004

         //s// MALONE & BAILEY, PLLC

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas